Exhibit 99.3

EXECUTION COPY

[FORM OF SECURED NOTE]

WORLDSPACE, INC.

AMENDED AND RESTATED SECURED NOTE

Original Issuance Date: June 1, 2007 Issuance Date: June 13, 2008	Principal: U.S. $

FOR VALUE RECEIVED, WorldSpace, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [NAME OF BUYER] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Interest Rate (as defined below), from the Amendment Date (as defined below) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption or otherwise (in each case, in accordance with the terms hereof). This Amended and Restated Secured Note (including all Amended and Restated Secured Notes issued in exchange, transfer or replacement hereof, this “Bridge Note”) amends, supplements, modifies and completely restates and supersedes the Secured Note, with an original issuance date of June 1, 2007, issued by the Company to the Holder in the original principal amount of $[                    ] (the “Existing Note”), but shall not, except as specifically amended hereby or as set forth in the Amendment Agreements (as defined below), constitute a release, satisfaction or novation of any of the obligations under any other Transaction Document (as defined in the Securities Purchase Agreement). This Amended and Restated Secured Note is one of an issue of Amended and Restated Secured Notes issued pursuant to the Amendment and Exchange Agreements dated as of June 13, 2008 (the “Amendment Agreements” and the date the transactions contemplated by the Amendment Agreements are consummated, the “Amendment Date”) by and between each of the Buyers (as defined in the Securities Purchase Agreement) and the Company (collectively, the “Bridge Notes” and such other Amended and Restated Secured Convertible Notes, the “Additional Bridge Notes”). Certain capitalized terms used herein are defined in Section 25.

(1) MATURITY. On the Maturity Date, the Holder shall surrender this Bridge Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be July 31, 2008.

(2) INTEREST; INTEREST RATE. Interest on this Bridge Note shall commence accruing on the Amendment Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable in arrears on the Maturity Date. Interest shall be payable by the Company to the record holder of this Bridge Note on the applicable date entirely in cash. If an Event of Default occurs and such Event of Default is subsequently cured, the adjustment referred to in Section 25(xl) shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) REGISTRATION; BOOK-ENTRY. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Bridge Note and the principal amount of the Bridge Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Bridge Notes shall treat each Person whose name is recorded in the Register as the owner of a Bridge Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 15. Notwithstanding anything to the contrary set forth herein, upon redemption or prepayment of any portion of this Bridge Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Bridge Note to the Company unless (A) the full Principal amount represented by this Bridge Note is being redeemed or prepaid or (B) the Holder has provided the Company with prior written notice requesting physical surrender and reissue of this Bridge Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges outstanding and the dates of any redemptions or prepayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Bridge Note upon redemption or prepayment.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the Company‘s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Bridge Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(ii) any default under (after the expiration of all applicable grace periods), redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries, which individually or in the aggregate is equal to or greater than $1,000,000 principal amount of Indebtedness (other than with respect to any Convertible Notes or any Additional Bridge Notes);

(iii) the Company or any of its Material Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is not vacated, set aside or reversed within sixty (60) days that (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Material Subsidiaries or (C) orders the liquidation of the Company or any of its Material Subsidiaries;

(v) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(vi) the Company breaches any representation, warranty, covenant or agreement in any Transaction Document that would have a Material Adverse Effect (as defined in the Securities Purchase Agreement), or the Company breaches any of the representations or warranties set forth in Sections 3(b)(xxxi), 3(b)(xxxii), 3(b)(xxxiii) or 3(b)(xxxiv) of the Amendment Agreements or the covenant set forth in Section 7.16 of the Securities Purchase Agreement, except, in the case of a breach of a covenant (other than Section 7.16 of the Securities Purchase Agreement) which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(vii) any breach of any representation, warranty, covenant or agreement set forth in the Letter Agreement (as defined in the Securities Purchase Agreement);

(viii) any breach or failure in any respect to comply with Section 12 of this Bridge Note;

(ix) the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in any First Lien Security Agreement to which it is a party or any Guarantee to which it is a party and such failure to perform or comply continues for a period of fifteen (15) consecutive days;

(x) any material provision of any First Lien Security Document (as determined by the First Lien Collateral Agent) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any First Lien Security Document;

(xi) any First Lien Security Agreement, any Guarantee or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected first priority Lien, except to the extent permitted by the terms hereof or thereof first priority Lien in favor of the First Lien Collateral Agent for the benefit of the holders of the Bridge Notes on any material portion of Collateral (as defined in the First Lien Security Documents) purported to be covered thereby (after any applicable grace period provide in any First Lien Security Agreement or Guarantee);

(xii) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than twenty (20) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xiii) the occurrence of a Change of Control; or

(xiv) any Event of Default (as defined in the Additional Bridge Notes or any Convertible Notes) occurs with respect to any Additional Bridge Notes or any Convertible Notes.

(b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Bridge Note or any Additional Bridge Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder‘s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Bridge Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Bridge Note the Holder is electing to redeem. Each portion of this Bridge Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the product of (x) the Outstanding Amount to be redeemed and (y) the Redemption Premium (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11.

(c) Exercise of Remedies. In connection with any exercise of remedies following the occurrence, and during the continuation, of an Event of Default, the Holder agrees that the Stonehouse Royalty Agreement (as defined in the Securities Purchase Agreement) in the form attached as Exhibit J to the Securities Purchase Agreement, and the obligations of the Company thereunder to make the Stonehouse Payments shall follow the assets of the Company and shall not be diminished or otherwise impaired by any affirmative action or actions of the Holder including the exercise of any remedies; provided, however, that the foregoing shall not limit, abridge, or otherwise impair the Holder‘s right to receive all required Principal, Interest, redemption payments and Late Charges under this Bridge Note. In furtherance of the foregoing, in the event the Company files a petition for relief under the United States Bankruptcy Code, the Holders shall not oppose the entry of an order, on motion by any party, authorizing the Company to assume the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement as an executory contract.

(5) ASSUMPTION UPON FUNDAMENTAL TRANSACTION. Subject to Section 12(b)(viii), the Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Bridge Note and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Bridge Notes in exchange for such Bridge Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Bridge Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Bridge Notes held by such holder and having similar ranking to the Bridge Notes, and satisfactory to the Required Holders (the “Successor Note”). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Bridge Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Bridge Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Bridge Note.

(6) MANDATORY REDEMPTION. On June 30, 2008 (the “Mandatory Redemption Date”), the Company shall redeem an aggregate outstanding amount of Bridge Notes equal to the Mandatory Redemption Amount. The portion of this Bridge Note subject to redemption pursuant to this Section 6 shall be redeemed by the Company in an amount equal to the Holder Pro Rata Amount of the Mandatory Redemption Amount (the “Mandatory Redemption Price”). The Company shall deliver written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Bridge Notes and the Transfer Agent ten (10) Business Days prior to the Mandatory Redemption Date. Redemptions made pursuant to this Section 6 shall be made in accordance with Section 11.

(7) MANDATORY PREPAYMENTS.

(a) Mandatory Prepayments. Upon the occurrence of a Mandatory Prepayment Event, the Company or, in the event proceeds of such Mandatory Prepayment Event is received by a Subsidiary, such Subsidiary shall prepay an aggregate amount of Bridge Notes equal to the applicable Mandatory Prepayment Amount (a “Mandatory Prepayment”). The portion of this Bridge Note subject to prepayment pursuant to this Section 7 shall be prepaid by the Company or such Subsidiary, as applicable, in cash in an amount equal to the Holder Pro Rata Amount of the Mandatory Prepayment Amount (the “Mandatory Prepayment Price”). The Company or such Subsidiary, as applicable, shall deliver a written notice thereof within ten (10) Business Days of the occurrence of such event by confirmed facsimile and overnight courier to all, but not less than all, of the holders of the Bridge Notes (the “Mandatory Prepayment Notice” and the date such notice is delivered to all the holders is referred to as the “Mandatory Prepayment Notice Date”). Each Mandatory Prepayment Notice shall (A) describe the Mandatory Prepayment Event, including, without limitation a certification by the Company‘s or such Subsidiary‘s, as the case may be, Chief Financial Officer demonstrating the calculation of the aggregate Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Cash proceeds received or Consolidated Excess Cash Flow realized, as the case may be, by the Company or such Subsidiary in connection with such event, (B) state the date on which the Mandatory Prepayment shall occur (the “Mandatory Prepayment Date”) which date shall be not less than ten (10) Business Days after the Mandatory Prepayment Notice Date and (C) state the Mandatory Prepayment Amount subject to such Mandatory Prepayment from all of the holders of the Bridge Notes pursuant to this Section 7 (and analogous provisions under the Additional Bridge Notes) on the Mandatory Prepayment Date and the Mandatory Prepayment Price to be paid to the Holder on such date. Prior to or contemporaneously with the delivery of any Mandatory Prepayment Notice in connection with any Mandatory Prepayment Event described in clauses (A) through (D) of the definition thereof, provided that the Company is a publicly traded company at such time, the Company shall publicly disclose (as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or on a Current Report on Form 8-K or otherwise) that (1) a Mandatory Prepayment Event has occurred and that, pursuant to the terms of the outstanding amount of the Bridge Notes, the Company or such Subsidiary, as applicable, is required to pay all or a portion of the Bridge Notes with any proceeds received therefrom and (2) the amount of Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Cash proceeds received from such Mandatory Prepayment Event. At any time when the Company is a publicly traded company, any Mandatory Prepayment Notice delivered by the Company in connection with a Mandatory Prepayment Event described in clause (E) of the definition thereof shall be delivered to the holders of Bridge Notes on the same day that the Company publicly announces and disseminates its operating results for the applicable Fiscal Year, which disclosure shall be made on or prior to the ninetieth (90th) day after the end of such Fiscal Year, and such announcement shall include (x) a statement that a Mandatory Prepayment Event has occurred and that, pursuant to the Bridge Notes, the Company is required to pay all or any portion of the outstanding amount of the Bridge Notes with the excess cash flow realized therein and (y) the amount of such Consolidated Excess Cash Flow generated as of such Fiscal Year end. In the event that the Company or such Subsidiary shall subsequently determine after the Mandatory Prepayment Date that the actual proceeds received or cash flow achieved exceeded the amount set forth in the applicable Mandatory Prepayment Notice, the Company or such Subsidiary, as applicable, shall promptly make an additional Mandatory Prepayment of the Bridge Notes in an amount equal to such excess, and the Company or such Subsidiary shall concurrently therewith (1) deliver to each holder of Bridge Notes a certificate of the Chief Financial Officer demonstrating the derivation of such excess and (2) publicly disclose (as part of a Current Report on Form 8-K, or otherwise) the making of such additional Mandatory Prepayment, including, without limitation, the additional amount being prepaid. Prepayments made pursuant to this Section 7 shall be made in accordance with Section 11.

(b) Repair or Reinvestment. Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, Net Insurance/Condemnation Proceeds in an amount not to exceed (x) $94 million in the case of any loss involving a single satellite, (y) $25 million in the case of any loss involving the Company’s headquarter facility in Silver Springs, Maryland and (z) $10 million in the case of any loss (other than those referred to in clauses (x) and (y)) in any Fiscal Year shall not be required to be so applied to the extent (i) the Company and/or Subsidiary, as applicable, delivers to all of the holders of Bridge Notes promptly following the casualty or condemnation a certificate stating that the Company or such Subsidiary, as applicable, intends to use such Net Insurance/Condemnation Proceeds to repair or replace the assets so destroyed or condemned within one hundred and eighty (180) days of receipt of such Net Insurance/Condemnation Proceeds and (ii) the Company or such Subsidiary, as applicable, in fact repairs or reinvests such Net Insurance/Condemnation Proceeds within such one hundred and eighty (180) day period. Pending such repairs or reinvestments, the Company or such Subsidiary, as the case may be, shall deposit such Net Insurance/Condemnation Proceeds into an account which is subject to a control agreement (in form and substance reasonably satisfactory to the First Lien Collateral Agent) in favor the Collateral Agent. Any Net Insurance/Condemnation Proceeds not used for such repairs or reinvestment shall be applied to prepay the Bridge Notes in accordance with the Mandatory Prepayment provisions of Section 7(a) of the Bridge Notes.

(c) Pro Rata Prepayment Requirement. When the Company makes any Mandatory Prepayment of this Bridge Note pursuant to Section 7(a), it must simultaneously take the same action with respect to the Additional Bridge Notes.

(d) Agreement with Respect to Yenura Facility and Payment of Legal Fees. Notwithstanding Section 7(a) and for avoidance of misunderstanding, (i) the remaining unfunded amount of the $40,000,000 of the Yenura Facility (which as of the date here of equals $13,800,000) may continue to be drawn down by the Company and (ii) any legal fees payable by the Company in connection with the Bridge Notes and Convertible Notes financing and amendments thereto, may be drawn down upon and paid, respectively, without application of the mandatory prepayment provisions of Section 7(a) above.

(8) COMPANY‘S RIGHT OF OPTIONAL REDEMPTION.

(a) Company Optional Redemption. The Company shall have the right at any time to redeem all or any portion of the Outstanding Amount of this Bridge Note (a “Company Optional Redemption”). The portion of this Bridge Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the product of (i) the applicable Company Redemption Premium and (ii) the Outstanding Amount of this Bridge Note being redeemed (the “Company Optional Redemption Price”). The Company may exercise its redemption right under this Section 8 by delivering a written notice thereof by confirmed facsimile and overnight courier to all, but not less than all, of the holders of the Bridge Notes (the “Company Optional Redemption Notice” and the date such notice is delivered to all the holders is referred to as the “Company Optional Redemption Notice Date”). A Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall state (A) the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall be not less than five (5) Business Days nor more than twenty (20) Business Days after the Company Optional Redemption Notice Date, (B) the aggregate principal amount of the Bridge Notes which the Company has elected to be subject to such Company Optional Redemption from all of the holders of the Bridge Notes pursuant to this Section 8 (and analogous provisions under the Additional Bridge Notes) on the Company Optional Redemption Date and (C) the Company Optional Redemption Price to be paid to the Holder on the Company Optional Redemption Date specifying the Outstanding Amount of this Bridge Note being redeemed and the applicable Company Redemption Premium. Redemptions made pursuant to this Section 8 shall be made in accordance with Section 11. To the extent redemptions required by this Section 8(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Bridge Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company‘s redemption of any portion of the Bridge Note under this Section 8(a), the Holder‘s damages would be uncertain and difficult to estimate because of the parties‘ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder‘s actual loss of its investment opportunity and not as a penalty.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption pursuant to Section 8, then it must simultaneously take the same action with respect to the Additional Bridge Notes. If the Company elects to cause a Company Optional Redemption pursuant to Section 8(a) (or similar provisions under the Additional Bridge Notes) with respect to less than all of the principal amount of the Bridge Notes then outstanding, then the Company shall cause redemption of a Principal amount from the Holder and each other holder of the Bridge Notes equal to the product of (i) the aggregate principal amount of Bridge Notes which the Company has elected to cause to be redeemed pursuant to Section 8(a), multiplied by (ii) the applicable Holder Pro Rata Amount from such holder of Bridge Notes.

(9) SECURITY. This Bridge Note and the Additional Bridge Notes are secured to the extent and in the manner set forth in the First Lien Security Documents.

(10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Bridge Note, and will at all times in good faith carry out all of the provisions of this Bridge Note and take all action as may be required to protect the rights of the Holder of this Bridge Note.

(11) REDEMPTIONS AND PREPAYMENTS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company‘s receipt of the Holder‘s Event of Default Redemption Notice. The Company shall deliver (i) the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, (ii) the Mandatory Prepayment Price to the Holder on or before the Mandatory Prepayment Date and (iii) the Company Optional Redemption Price on or before the applicable Company Optional Redemption Date. In the event of a redemption or prepayment of less than all of the Outstanding Amount of this Bridge Note, at the option of the Holder, the Company shall promptly cause to be issued and delivered to the Holder a new Bridge Note (in accordance with Section 15(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable redemption price or prepayment price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid redemption price or prepayment price in full, the Holder shall have the option in its sole discretion, in lieu of redemption or prepayment, to require the Company to promptly return to the Holder all or any portion of this Bridge Note representing the Outstanding Amount that was subject to redemption or prepayment and for which the applicable redemption price or prepayment price, as applicable, (together with any Late Charges thereon) has not been paid. Upon the Company‘s receipt of such notice, (x) the redemption notice or prepayment notice shall be null and void with respect to such Outstanding Amount and (y) the Company shall immediately return this Bridge Note, or issue a new Bridge Note (in accordance with Section 15(d)) to the Holder representing such Outstanding Amount. The Holder‘s delivery of a notice voiding a redemption notice or prepayment notice and exercise of its rights following such notice shall not affect the Company‘s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Outstanding Amount subject to such notice. Delivery of any such notice voiding a redemption notice or prepayment notice shall not be prejudicial to any other rights of the Holder hereunder or any other holder of Bridge Notes under the terms of such Bridge Notes.

(b) Redemption by Other Holders. Upon the Company‘s receipt of notice from any of the holders of the Additional Bridge Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company‘s receipt of the Holder‘s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company‘s receipt of the Holder‘s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Bridge Notes (including the Holder) based on the principal amount of the Bridge Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(12) COVENANTS.

(a) Affirmative Covenants.

(i) Payment of Taxes and Claims. The Company and each Guarantor will, and will cause each of its Subsidiaries to, pay (A) all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and (B) all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and, in the case of this clause (B), that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefore, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. Neither the Company nor its Subsidiaries will be considered to have violated this Section 12(a)(i) so long as the position taken on the return disputed by the relevant tax authority was taken by the Company or its Subsidiaries in good faith and was supported by substantial authority. Neither the Company or any Guarantor will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries).

(ii) Maintenance of Properties. The Company and each Guarantor will, and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and each Guarantor and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

(iii) Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers (or through a self-insurance program), casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and each Guarantor as are customarily carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses, in each case in such amounts (giving effect to self insurance which comports with the requirements of this Section and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Company will maintain or cause to be maintained (1) in orbit or launch insurance for each of the Company‘s satellites in amounts not less than, nor deductible greater than, these set forth on Schedule 12(a)(iii) hereto. To the extent required by the holders of Bridge Notes, each such material policy of insurance shall (i) name the First Lien Collateral Agent, on behalf of the holders of Bridge Notes, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the First Lien Collateral Agent, that names the First Lien Collateral Agent, on behalf of the Secured Parties (as defined in the Amendment Agreements), as the loss payee thereunder and provides for at least fifteen (15) days‘ prior written notice to the First Lien Collateral Agent of any modification or cancellation of such policy.

(iv) Books and Records. The Company and each Guarantor will, and will cause each of its Subsidiaries to, (A) keep adequate books of record and account in which full, true and correct entries are made in conformity with GAAP in all material respects of all dealings and transactions in relation to its business and activities and (B) permit any representatives designated by the Required Holders (including employees of any holder of Bridge Notes or any consultants, accountants, lawyers and appraisers retained by the holders) to visit and inspect any of the properties of the Company and any Guarantor , to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Event of Default has occurred and is continuing) and as often as may reasonably be requested and by this provision, the Company and each Guarantor authorize such accountants to discuss with the holders of Bridge Notes and such representatives the affairs, finances and accounts of the Company and any Guarantor; provided that, only out-of-pocket expenses for two (2) visits per fiscal year shall be reimbursed by the Company so long as no Event of Default shall have occurred during such fiscal year. The Company and each Guarantor acknowledge that the holders of Bridge Notes, after exercising their rights of inspection, may prepare and distribute to the holders certain reports pertaining to the Company and each of its Subsidiaries‘ assets for internal use by such holders. After the occurrence and during the continuance of any Event of Default, upon the reasonable request of any holder of Bridge Notes, and the Company and each Guarantor shall provide each holder of Bridge Notes with access to the Company‘s and such Guarantor‘s customers and suppliers.

(v) Equitable Lien. If the Company or any Guarantor shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the obligations with respect to the Bridge Notes will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by the holders of Bridge Notes to the creation or assumption of any such Lien not otherwise permitted hereby.

(vi) Further Assurances. At any time or from time to time upon the request of the First Lien Collateral Agent or any holder of Bridge Notes, the Company and each Guarantor will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as are necessary, or as the First Lien Collateral Agent or any holder may reasonably request in order to effect fully the purposes of the Transaction Documents, including providing the holders of Bridge Notes with any information reasonably requested pursuant to Section 12(a)(iv). In furtherance and not in limitation of the foregoing, the Company and each of its Subsidiaries shall take such actions as are necessary, or as the First Lien Collateral Agent or any holder may reasonably request from time to time to ensure that the obligations with respect to the Bridge Notes are guarantied by the Guarantors and are secured by substantially all of the assets of the Company and each Guarantor and all of the outstanding Capital Stock of the Company and each of its Subsidiaries (subject to limitations contained in the Transaction Documents with respect to Foreign Subsidiaries).

(vii) Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Bridge Note, and (to the extent permitted by applicable law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

(b) Negative Covenants.

(i) Rank. All payments due under this Bridge Note (a) shall rank pari passu with all Additional Bridge Notes and other Permitted Senior Indebtedness and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than the Stonehouse Payments.

(ii) Incurrence of Indebtedness. So long as this Bridge Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Bridge Note and the Additional Bridge Notes and (ii) other Permitted Indebtedness.

(iii) Existence of Liens. So long as this Bridge Note is outstanding the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Lien other than Permitted Liens.

(iv) No Further Negative Pledges. Except with respect to (A) any accession agreement to the Collateral Documents in connection with the Indebtedness evidenced by this Bridge Note and the Additional Bridge Notes, (b) the Convertible Notes, and (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) neither the Company nor any of the Guarantors shall, nor shall they permit any of their Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

(v) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of Cash or Cash Equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness of the Company or any Guarantor (other than this Bridge Note, the Additional Bridge Notes and other Permitted Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any), or interest on, such Indebtedness; provided, however, that in the case of interest such payment shall only be prohibited if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(vi) Restrictions on Subsidiary Distributions. Except as provided herein and under the Convertible Notes, neither the Company nor any of the Guarantors shall, nor shall they permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company or any of the Guarantors to (A) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Company or any of the Guarantors, (B) repay or prepay any Indebtedness owed by such Subsidiary to the Company, any of the Guarantors or any other Subsidiary of the Company, (C) make loans or advances to the Company, any of the Guarantors or any other Subsidiary of the Company, or (D) transfer any of its property or assets to the Company, any of the Guarantors or any other Subsidiary of the Company other than restrictions (1) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (2) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under the Bridge Notes. Neither the Company nor any Guarantor shall, nor shall they permit their Subsidiaries to, enter into any Contractual Obligation which would prohibit a Subsidiary of the Company or any of the Guarantors from becoming a party to the Bridge Notes.

(vii) Investments. Neither the Company nor any of the Guarantors shall, nor shall they permit any of their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including, without limitation, any Joint Venture, except (the Permitted Investments”):

(A) Investments in Cash and Cash Equivalents;

(B) equity Investments owned as of the Issuance Date by the Company or any of the Guarantors in any Subsidiary and Investments made after the Issuance Date in any wholly owned Subsidiaries of the Company or any of the Guarantors that is a Guarantor or becomes a Guarantor on or before the making of such Investment;

(C) Investments described in Schedule 12(b)(vii) hereto;

(D) Investments consisting of endorsements for collection or deposit in the ordinary course of business; and

(E) Extensions of trade credit in the ordinary course of business.

Notwithstanding the foregoing, in no event shall the Company or any of the Guarantors make any Investment which results in or facilitates in any manner any restricted payment not otherwise permitted under the terms of Section 12(b). Notwithstanding the foregoing, no Investment otherwise permitted by this clause (vii) shall be permitted if any default or Event of Default has occurred and is continuing or would result therefrom.

(viii) Fundamental Transactions; Disposition of Assets; Acquisitions. Neither the Company nor any of the Guarantors shall, nor shall they permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than leases, sub leases, purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(A) any Subsidiary of the Company or any of the Guarantors may be merged with or into the Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any Guarantor Subsidiary; provided, in the case of such a merger, the Company or such Guarantor Subsidiary, as applicable, shall be the continuing or surviving Person;

(B) sales or other dispositions of assets (i) that do not constitute Asset Sales or (ii) made to the Company or any Guarantor Subsidiary;

(C) Asset Sales, provided (1) the consideration (which shall not include any contingent payment obligations related to such Asset Sale including, without limitation, earn-out payments, purchase price adjustments, deferred purchase price payments and bonuses and other forms of compensation to employees or consultants) received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company (or similar governing body)), (2) no less than seventy five percent (75%) thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 7;

(D) disposals of obsolete or worn out property; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company (or similar governing body));

(E) Investments made in accordance with Section 12(b)(vii).

For the avoidance of doubt, the parties acknowledge and agree that any transaction permitted by Section 12(b)(vii) should not be deemed to be covered by this Section 12(b)(viii).

(ix) Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 12(b)(viii), the Company shall not, nor shall it permit any of its Subsidiaries to, (A) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (B) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to the Company or another Guarantor Subsidiary (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

(x) Sales and Lease Backs. Neither the Company nor any of the Guarantors shall, nor shall they permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company, any of the Guarantors or such Subsidiary (A) has sold or transferred or is to sell or to transfer to any other Person (other than the Company, any of the Guarantors or any of its Subsidiaries) or (B) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company, any of the Guarantors or such Subsidiary to any Person (other than the Company or any of its Subsidiaries) in connection with such lease.

(xi) Transactions with Stockholders and Affiliates. Neither the Company nor any of the Guarantors shall, nor shall they permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of ten percent (10%) or more of any class of Capital Stock of the Company, any of the Guarantors or any of its Subsidiaries or with any Affiliate of the Company, any of its Subsidiaries or of any such holder, on terms that are less favorable to the Company, any of the Guarantors or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate in an arm’s length transaction; provided, the foregoing restriction shall not apply to (A) any transaction between the Company and any Guarantor Subsidiary not otherwise prohibited under this Agreement; (B) reasonable and customary fees or other reasonable and customary compensation paid to members of the board of directors (or similar governing body) of the Company, any of the Guarantors and their respective Subsidiaries; and (C) compensation and expense reimbursement, bonus, indemnification and severance arrangements in accordance with or pursuant to executive employment agreements or other arrangements for executive officers of the Company, any of the Guarantors and their respective Subsidiaries consistent with past practices.

(xii) Stonehouse Payments. Notwithstanding the foregoing, the Holder agrees not to claim any rights to the Stonehouse Payments pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement, and to the extent that such Holder receives any Stonehouse Payments otherwise due to or required to be paid to Stonehouse under the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement, the Holder agrees to turn over such payment to Stonehouse.

(13) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders shall be required for any change, amendment, alteration or waiver to this Bridge Note or the Additional Bridge Notes; provided, however, that no such change, amendment, alteration or amendment, as applied to any of the Bridge Notes held by any particular holder of Bridge Notes, shall, without the written consent of that particular holder, (i) reduce the Interest Rate, extend the time for payment of Interest or change the manner or rate of accrual of Interest on the Bridge Notes, including, without limitation, modifying the definition contained in Section 25(xxxviii), (ii) reduce the amount of Principal, or extend the Maturity Date, of the Bridge Notes, (iii) reduce any of the redemption prices or prepayment prices, or amend or modify in any manner adverse to the holders of the Bridge Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (iv) modify the provisions with respect to the right of the holders of the Bridge Notes to cause the Company to redeem the Bridge Notes pursuant to Section 4(b) herein and the analogous provisions of the Additional Bridge Notes (including, without limitation, modifying Section 4(a) hereof or any of the definitions contained in Section 25(viii) and (xxxii)); (v) make any Interest or Principal on the Bridge Notes payable other than as set forth herein and in the Additional Bridge Notes; (vi) impair the right of any holder of Bridge Notes to receive payment of Principal or Interest or other payments due under the Bridge Notes, if any, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder; (vii) change the ranking of this Bridge Note or any Additional Bridge Notes in a manner adverse to the holder thereof; (viii) modify any of the provisions of, or impair the right of any holder of Bridge Notes under, this Section 13, Section 14, Section 16 and Section 21(b) hereof or the analogous provisions of the Additional Bridge Notes; or (ix) shall disproportionately negatively impact such holder. Notwithstanding anything in this Bridge Note to the contrary, the provisions of Sections 4(c), 12(b)(i) (solely as such Section relates to the Stonehouse Payments) and 12(b)(xii) of this Bridge Note, any related definitions used in any such section and this sentence shall not be amended, altered, changed or waived without the prior written consent of Stonehouse, which is a third party beneficiary of such provisions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fees or otherwise, to any holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Bridge Notes unless such consideration is offered to be paid or is paid to all holders. So long as any Bridge Notes remain outstanding, at no time shall the Company or any of its Subsidiaries, directly or indirectly, purchase or offer to purchase any of the outstanding Bridge Notes or exchange or offer to exchange for any consideration (including, without limitation, for cash, securities, property or otherwise) any outstanding Bridge Notes unless the Company or such Subsidiary, as applicable, purchases, offers to purchase, exchanges or offers to exchange the outstanding Bridge Notes of all of the holders for the same consideration (on a pro rata basis in accordance with each holder’s percentage ownership of then outstanding Bridge Notes) and on identical terms.

(14) TRANSFER. This Bridge Note may be offered, sold, assigned or transferred by the Holder.

(15) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Bridge Note is to be transferred, the Holder shall surrender this Bridge Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Bridge Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Bridge Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Bridge Note, acknowledge and agree that, by reason of the provisions of Section 3 following redemption or prepayment of any portion of this Bridge Note, the outstanding Principal represented by this Bridge Note may be less than the Principal stated on the face of this Bridge Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Bridge Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Bridge Note, the Company shall execute and deliver to the Holder a new Bridge Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Bridge Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Bridge Note or Bridge Notes (in accordance with Section 15(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Bridge Note, and each such new Bridge Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Bridge Note pursuant to the terms of this Bridge Note, such new Bridge Note (i) shall be of like tenor with this Bridge Note, (ii) shall represent, as indicated on the face of such new Bridge Note, the Principal remaining outstanding (or in the case of a new Bridge Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Bridge Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Bridge Note immediately prior to such issuance of new Bridge Notes), (iii) shall have an issuance date, as indicated on the face of such new Bridge Note, which is the same as the Issuance Date of this Bridge Note, (iv) shall have the same rights and conditions as this Bridge Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Bridge Note, from the Issuance Date.

(16) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Bridge Note shall be cumulative and in addition to all other remedies available under this Bridge Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Bridge Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Bridge Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Bridge Note or to enforce the provisions of this Bridge Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Bridge Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(18) CONSTRUCTION; HEADINGS. This Bridge Note shall be deemed to be jointly drafted by the Company and the initial holders of this Bridge Note and shall not be construed against any person as the drafter hereof. The headings of this Bridge Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Bridge Note.

(19) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20) DISPUTE RESOLUTION. In the case of a dispute as to the arithmetic calculation of a redemption price or a prepayment price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, of the redemption notice or a prepayment notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the redemption price or prepayment price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant, to perform the calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent demonstrable error.

(21) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Bridge Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Bridge Note, including in reasonable detail a description of such action and the reason therefore.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Bridge Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial holders of this Bridge Note, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Bridge Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Bridge Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(22) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Bridge Note have been paid in full, this Bridge Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(23) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Bridge Note, the Securities Purchase Agreement and the Amendment Agreements.

(24) GOVERNING LAW. This Bridge Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Bridge Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(25) CERTAIN DEFINITIONS. For purposes of this Bridge Note, the following terms shall have the following meanings:

(i) “Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of the Company’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the sale or issuance of Capital Stock of any of the Company’s Subsidiaries, other than inventory (or other assets) sold or leased in the ordinary course of business of the Company or the sale or disposition of obsolete, worn out or surplus property.

(ii) “Attributable Debt” means as of the date of determination thereof, without duplication, (i) in connection with a sale and leaseback transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then-remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

(iii) “Bloomberg” means Bloomberg Financial Markets.

(iv) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

(vi) “Cash” means money, currency or a credit balance in any demand or Deposit Account.

(vii) “Cash Equivalents” means, as at any date of determination, (A) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date and (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; provided, however, that with respect to amounts held by or behalf of the Company as at June 13, 2008 the term “Cash Equivalent” shall also mean and include (C) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (D) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by the Required Holders or by any commercial bank organized under the laws of the United States of American or any state thereof or the District of Columbia that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (E) shares of any money market mutual fund that (1) has at least ninety five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (2) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (F) auction rate certificates. It is agreed and understood that after June 13, 2008 and prior to the Final Maturity Date of this Note, the term “Cash Equivalent” will only refer to the items listed in clauses (A) and (B) above with respect to any funds to be invested or reinvested by the Company after such date.

(viii) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transactions continue after the Fundamental Transaction to hold publicly traded securities and directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(ix) “Company Redemption Premium” means, for any date of determination, 101.5%.

(x) “Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Company and its Subsidiaries, on a combined and consolidated basis equal to (1) Consolidated Net Income for such period, plus, (2) without duplication and to the extent deducted in the determination of Consolidated Net Income, the amounts for such period of: (A) Consolidated Interest Expense, plus (B) provisions for taxes, plus (C) total depreciation expense, plus (D) total amortization expense, plus (E) extraordinary losses, plus (F) other non-Cash items (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), including bad debt expenses, minus (3) the sum, without duplication and to the extent increasing Consolidated Net Income, of the amounts for such period of (A) other non-Cash items (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus (B) interest income, plus (C) gains on sale of assets and other extraordinary income.

(xi) “Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Company and its Subsidiaries, during such period determined on a combined consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment (including the portion of liabilities under any Capital Lease that is or should be capitalized in accordance with GAAP) or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries.

(xii) “Consolidated Current Assets” means, as at any date of determination, the total assets of the Company and its Subsidiaries, on a combined consolidated basis that may properly be classified as current assets in conformity with GAAP after deducting any appropriate and adequate reserves therefor in conformity with GAAP, excluding Cash and Cash Equivalents.

(xiii) “Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Company and its Subsidiaries, on a combined consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

(xiv) “Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for the Company and its Subsidiaries on a combined consolidated basis equal to (A) the sum, without duplication, of the amounts for such period of (1) Consolidated Adjusted EBITDA, plus (2) interest income, plus (3) the Consolidated Working Capital Adjustment for such period, minus (B) the sum, without duplication, of the amounts for such period of (1) scheduled repayments of Consolidated Total Debt made during such period (excluding repayments of any revolving credit indebtedness except to the extent the obligation of the relevant lenders to make such revolving credit available is permanently reduced or terminated in connection with such repayments, to the extent of such reduction or termination), plus (2) the cash portion of Consolidated Capital Expenditures made by the Company and its Subsidiaries during such period; plus (3) Consolidated Interest Expense (excluding any capitalized interest), plus (4) provisions for current taxes based on income of the Company and its Subsidiaries, and payable in cash with respect to such period.

(xv) “Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Company and its Subsidiaries, on a combined consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

(xvi) “Consolidated Net Income” means, for any period, (A) the net income (or loss) of the Company and its Subsidiaries, on a combined consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (B) the sum of (1) the net income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest (which interest does not cause net income of such Person to be consolidated into the net income of the Company and its Subsidiaries), except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, plus (2) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, plus (3) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, to the extent of such limit, plus (4) any after-tax gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, plus (5) to the extent not included in clauses (1) through (5) above, net extraordinary gains (or losses) net of related tax effects.

(xvii) “Consolidated Total Debt” means, as at any date of determination: (A) the aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries, determined on a combined consolidated basis in accordance with GAAP and (B) the aggregate outstanding amount, without duplication, of Attributable Debt of the Company and its Subsidiaries, determined on a combined consolidated basis.

(xviii) “Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

(xix) “Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

(xx) “Convertible Notes” shall have the meaning set forth in the Amendment Agreements.

(xxi) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(xxii) “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

(xxiii) “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

(xxiv) “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by the Company and any of its Subsidiaries, or any of their respective ERISA Affiliates.

(xxv) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case together with the regulations thereunder.

(xxvi) “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries, shall continue to be considered an ERISA Affiliate of such entity within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such entity and with respect to liabilities arising after such period for which such entity could be liable under the Internal Revenue Code or ERISA

(xxvii) “First Lien Collateral Agent” shall have the meaning set forth in the Amendment Agreements.

(xxviii) “First Lien Security Agreements” shall have the meaning set forth in the Amendment Agreements.

(xxix) “First Lien Security Documents” shall have the meaning set forth in the Amendment Agreements.

(xxx) “Fiscal Year” means the fiscal year of the Company, its Subsidiaries, ending on December 31 of each calendar year.

(xxxi) “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

(xxxii) “Fundamental Transaction” means that (I) the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (c) be the subject of a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Common Stock, or (II) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Noah A. Samara and any Samara Person, taken as a whole) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

(xxxiii) “GAAP” means United States generally accepted accounting principles, consistently applied.

(xxxiv) “Guarantor” means WorldSpace Satellite Company, Ltd., a BVI business company, AfriSpace, Inc., a Maryland corporation, AsiaSpace Limited, an Australian corporation and WorldSpace Systems Corporation, a Delaware corporation and future Subsidiaries of the Company to the extent required by the First Lien Security Agreement.

(xxxv) “Guarantor Subsidiary” means each Subsidiary of the Company that is a Guarantor.

(xxxvi) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the Principal amount of this Bridge Note on the Issuance Date and (ii) the denominator of which is the aggregate original principal amount of all Bridge Notes issued to the initial holders on the Issuance Date pursuant to the Amendment Agreements; provided that in the event that the initial holder of any Bridge Notes has sold or otherwise transferred any of such holder’s Bridge Notes, the transferee shall be allocated a pro rata portion of such holder’s Holder Pro Rata Amount.

(xxxvii) “Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

(xxxviii) “Interest Rate” means the applicable LIBOR plus six and one-half percent (6.5%); provided, however, that from and after the occurrence of an Event of Default, the Interest Rate shall be the Interest Rate otherwise in effect plus two percent (2.0%). The Interest Rate shall be re-calculated as of the first day of each Interest Period or, initially, as of the Issuance Date.

(xxxix) “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (A) for the purpose of hedging the interest rate exposure associated with the Company, its Subsidiaries’, (B) approved by the Required Holders, and (C) not for speculative purposes.

(xl) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

(xli) “Investment” means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Company from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance or capital contributions by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

(xlii) “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

(xliii) “LIBOR” means, (i) the three-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on such date in The Wall Street Journal (Eastern Edition) under the caption “Money Rates—London Interbank Offered Rates (LIBOR)”; or (ii) if The Wall Street Journal does not publish such rate, the offered three-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the “LIBOR” for such day shall be the arithmetic mean of such rates.

(xliv) “Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(xlv) “Mandatory Prepayment Amount” means (A) with respect to the receipt of any Net Asset Sale Proceeds, 100% of such Net Asset Sale Proceeds, (B) with respect to the receipt of any Net Insurance/Condemnation Proceeds, 100% of such Net Insurance/Condemnation Proceeds, (C) with respect to the receipt of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, or the consummation of any Subsequent Placement (as defined in the Securities Purchase Agreement), 100% of such Cash proceeds, (D) with respect to the receipt of any Cash proceeds from the incurrence of any Indebtedness, 100% of such Cash proceeds and (E) in the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, 75% of such Consolidated Excess Cash Flow.

(xlvi) “Mandatory Prepayment Event” means (A) the receipt by the Company or any of its Subsidiaries of any Net Asset Sale Proceeds, (B) the receipt by the Company or any of its Subsidiaries, or the Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, (C) the receipt by the Company or any of its Subsidiaries of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, or the consummation of any Subsequent Placement (as defined in the Securities Purchase Agreement) by, the Company or any of its Subsidiaries, (D) the receipt by the Company or any of its Subsidiaries, of any Cash proceeds from the incurrence of any Indebtedness of the Company or any of its Subsidiaries and (E) the public disclosure by the Company of the realization of (or if the Company is a not a publicly traded company at such time, in the event that the Company shall have realized) Consolidated Excess Cash Flow for any Fiscal Year, commencing with the Fiscal Year ending December 31, 2007. Notwithstanding any other provision of this Bridge Note and the Additional Bridge Notes, it is agreed and understood that any Net Asset Sale Proceeds paid to the Company or any of its Subsidiaries from the sale of any minority interest of the Capital Stock of WorldSpace India Private Limited (“WorldSpace India”) to a non-affiliated third party shall not constitute a “Mandatory Prepayment Event” or result in a mandatory pre-payment under Section 7(a) provided that all such Net Asset Sale Proceeds are used only to (1) pay license fees relating to WorldSpace India’s operations to the relevant governmental authorities in India and (2) implement the business plans for WorldSpace India described in the Form 10-K (as defined in the Amendment Agreements).

(xlvii) “Mandatory Redemption Amount” means $[            ]in aggregate Principal amount plus accrued and unpaid Interest and any Late Charges thereon.

(xlviii) “Material Subsidiary” means (a) such Subsidiaries identified as Material Subsidiaries in Schedule 3.3 of the Securities Purchase Agreement or (b) any “Significant Subsidiary,” existing from time to time, as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act.

(xlix) “Moody’s” means Moody’s Investor Services, Inc.

(l) “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

(li) “Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (A) the sum of Cash payments and Cash Equivalents received by the Company or any of its Subsidiaries, from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (B) any reasonable direct out-of-pocket costs incurred in connection with such Asset Sale, including (1) income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs (after taking into account any available tax credits or deductions and any tax-sharing arrangements), (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Bridge Notes and the Permitted Second Lien Indebtedness) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (3) a reasonable reserve for any indemnification payments upon which a claim has been made attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries, in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds).

(lii) “Net Insurance/Condemnation Proceeds” means an amount equal to: (A) any Cash payments or proceeds received by the Company any of its Subsidiaries, (1) under any casualty, business interruption (other than the first $1 million paid on such business interruption policy), “key man” (net of up to $250,000.00 in replacement search costs) or any other insurance policies in respect of any covered loss thereunder, or (2) as a result of the taking of any assets of the Company or any of its Subsidiaries, by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (B) (1) any actual and reasonable costs incurred by the Company or any of its Subsidiaries, in connection with the adjustment or settlement of any claims of the Company or such Subsidiary in respect thereof, and (2) any reasonable direct costs incurred in connection with any sale of such assets as referred to in clause (A)(2) of this definition, including income taxes paid or payable as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax-sharing arrangements).

(liii) “Outstanding Amount” means the sum of (A) the portion of the Principal to be redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(liv) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(lv) “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

(lvi) “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

(lvii) “Permitted Indebtedness” means (A) Indebtedness evidenced by this Bridge Note and the Additional Bridge Notes, (B) other Permitted Senior Indebtedness, (C) the Yenura Facility, (D) letters of credit or bank guarantees in an amount up to $4,000,000 outstanding at any one time (which may be secured by cash collateral) provided such letters of credit or bank guarantees (except for up to $500,000 which may be used for any purpose) (1) are issued for purposes of supporting any of (x) leases of real property, (y) manufacturing activities or (z) Bollywood programming and (2) do not support any Indebtedness for borrowed money (including, without limitation, any interest obligations relating to such Indebtedness and (E) any unsecured Indebtedness incurred by the Company and/or any of its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Bridge Note and the Additional Bridge Notes, which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, by the Company or any Subsidiary thereon until ninety-one (91) days after the Maturity Date or later and (2) total cash interest and fees payable at a rate in excess of twelve percent (12.0%) per annum.

(lviii) “Permitted Liens” means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently pursued for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (d) any Lien in favor of Stonehouse solely with respect to the Stonehouse Royalty Accounts granted pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement only to the extent of Stonehouse Payments required to be deposited by the Company in the Stonehouse Royalty Accounts pursuant to the Stonehouse Royalty Agreement, (e) Liens securing the Company’s obligations under the Bridge Notes and other Permitted Senior Indebtedness and (f) Liens securing Permitted Indebtedness described in clause (D) of the definition thereof.

(lix) “Permitted Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by the Company under or in connection with (1) the Bridge Notes and (2) the Convertible Notes.

(lx) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(lxi) “Redemption Premium” means (a) in the case of the Events of Default described in Section 4(a)(i) - (ii) and (v) - (xiv), 125% or (b) in the case of the Events of Default described in Section 4(a)(iii) - (iv), 100%.

(lxii) “Required Holders” means the holders of Bridge Notes representing at least a majority of the aggregate principal amount of the Bridge Notes then outstanding.

(lxiii) “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

(lxiv) “Samara Persons” means (i) the immediate family of Noah A. Samara and “(A) corporation, partnership, limited liability company, trust or other business transaction or (B) “person” or “group” under Section 13(d)(3) of the Exchange Act that, in the case of either (A) or (B) is controlled by Noah A. Samara or his immediate family, any beneficiary of the estate of Noah A. Samara or his immediate family and (ii) following the death of Noah A. Samara, any beneficiary of the estate of Noah A. Samara or his immediate family or any corporation, partnership, limited liability company, trust or other business organization controlled by any beneficiary of the estate of Noah A. Samara or his immediate family.

(lxv) “SEC” means the United States Securities and Exchange Commission.

(lxvi) “Securities Act” means the Securities Act of 1933, as amended.

(lxvii) “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

(lxviii) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of December 30, 2004 by and among the Company and the initial holders of the Convertible Notes pursuant to which the Company originally issued the Convertible Notes on December 30, 2004.

(lxix) “Stonehouse” means Stonehouse Capital Ltd., a Cayman Islands company.

(lxx) “Stonehouse Payments” means the Stonehouse Royalty Payments and the Stonehouse Scale Down Fees.

(lxxi) “Stonehouse Royalty Accounts” means those bank accounts established pursuant to which funds are deposited in accordance with Section 2.01 of the Stonehouse Royalty Agreement, in the form attached as Exhibit J to the Securities Purchase Agreement.

(lxxii) “Stonehouse Royalty Payments” means any accrued but unpaid Royalty Payments (as defined in, and calculated pursuant to, the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement).

(lxxiii) “Stonehouse Scale Down Fees” means any accrued but unpaid Scale Down Fee (as defined in and calculated pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement).

(lxxiv) “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(lxxv) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(lxxvi) “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, but excluding (i) a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office is located or in which that Person (is deemed to be doing business (other than a jurisdiction in which such Person is treated as doing business as a result of its entering into the Transaction Documents or its participation in the transactions governed thereby) on (or measured by) all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person and (ii) any branch profits taxes by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located.

(lxxvii) “Transaction Documents” shall have the meaning set forth in the Amendment Agreements.

(lxxviii) “Yenura Facility” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by the Company under or in connection with the Facility Agreement, dated as of December 31, 2007, by and between the Company and Yenura Pte. Ltd.; provided, however, that the Yenura Facility shall only be considered Permitted Indebtedness hereunder so long as (1) no principal or premium of the Yenura Facility is paid, prepaid, repaid, repurchased or defeased, directly or indirectly, by the Company or any Subsidiary thereof within ninety-one (91) days of the repayment in full of the Permitted Senior Indebtedness, (2) the Yenura Facility is not amended, supplemented, modified or restated following the Issuance Date without the prior written consent of the Required Holders and (3) the Yenura Facility is not secured by any assets of the Company or any of its Subsidiaries and such facility is subordinate in right of payment to the prior payment in full of the Permitted Senior Indebtedness.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Bridge Note to be duly executed as of the Issuance Date set out above.

WORLDSPACE, INC.

By:
Name:
Title: